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Exhibit 32.1

Section 1350 Certification

by Paul W. Jennings

In connection with the Quarterly Report on Form 10-Q of Innospec Inc. (the “Company”) for the period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul W. Jennings, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Paul W. Jennings

Paul W. Jennings

President and Chief Executive Officer

November 8, 2006